Exhibit 21
HARRIS STRATEX NETWORKS, INC.
SUBSIDIARIES AS OF JULY 16, 2009
(100% direct or indirect ownership by Harris Stratex Networks, Inc.)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Harris Stratex Networks Algeria S.A.R.L.	Algeria
Harris Communication Argentina SA	Argentina
Harris Stratex Networks (Australia) Pty. Ltd.	Australia
Harris Stratex Networks (Bangladesh) Limited	Bangladesh
Harris do Brasil Ltda.	Brazil
Stratex Networks do Brasil Ltda.	Brazil
Harris Stratex Networks Canada ULC	Canada
Harris Communications (Shenzhen) Ltd.	The People’s Republic of China
Harris Communication France S.A.S.	France
Stratex Networks S.A.R.L.	France
Harris Stratex Networks Ghana Limited	Ghana
Harris Stratex Networks Holland B.V.	The Netherlands
Harris Stratex Networks HK Limited	Hong Kong
Harris Stratex Networks (India) Private Limited	India
Telsima Communications Private Limited	India
Pt. Harris Stratex Networks Indonesia	Indonesia
Harris Communications International (Kenya) Limited	Kenya
Harris Stratex Networks Malaysia Sdn. Bhd.	Malaysia
Digital Microwave (Mauritius) Private Limited	Mauritius
Telsima Holding Company	Mauritius
Harris Stratex Networks México S.A. de C.V.	Mexico
Harris Stratex Networks (NZ) Limited	New Zealand
Harris Communications Systems Nigeria Limited	Nigeria
Stratex Networks Nigeria Limited	Nigeria
Harris Stratex Networks (Clark) Corporation	The Philippines
Harris Stratex Networks Philippines, Inc.	The Philippines
Harris Stratex Networks Polska Sp. z.o.o.	Poland
Harris Stratex Networks (S) Pte. Ltd.	Republic of Singapore
Telsima storitveno podjetje, d.o.o.	Slovenia
Harris Stratex Networks (South Africa) (Proprietary) Limited	Republic of South Africa
MAS Technology Holdings (Proprietary) Limited	Republic of South Africa
DMC Stratex Networks (South Africa) (Proprietary) Limited	Republic of South Africa
Harris Stratex Networks Tanzania Limited	Tanzania
Harris Stratex Networks (Thailand) Ltd.	Thailand
Harris Stratex Networks (UK) Limited	Delaware
BWA Technology, Inc.	Delaware
Harris Communications International, Inc.	Delaware
Harris Stratex Networks Operating Corporation	Delaware
Telsima Corporation	Delaware